EXHIBIT 99.3

THIS SERVICE DEED is made on the      7 day of February 2012

BETWEEN:	PARADISE PHOSPHATE PTY LTD (“the Client”)
of Level 8, 580 St Kilda Road, Melbourne

-and-

LEGEND INTERNATIONAL HOLDINGS INC. of Level 8,
580 St Kilda Road, Melbourne (“the Company”)

WHEREAS:

A.	At all times prior to the Commencement Date the Company:
a.
was the holder of (or applicant) as the case may be, of certain exploration and mining rights and authorisations (“the tenements”) concerning what is known as and shall be referred to as the Phosphate Project (“the business”);

b.
was the owner or lessee (as the case may be) of a certain facilities and equipment (“the facilities and equipment”), used in the conduct of the business (e.g. office facilities, vehicles, field equipment and the like) as set out in Annexure 1 hereto.

B.	The Client is a wholly owned subsidiary company of the Company.

C.
Pursuant to a contract of sale between the Client and the Company, on and from the Commencement Date, the Client will be the operator of the business and in due course subject to law, will become the owner of the tenements.

D.	On and from the Commencement Date the Client requires the Company to provide managerial and administrative services (“the Services”) to the Client to enable it to operate the business.

E.
On and from the Commencement Date the Client requires the use of the facilities and equipment and desires to enter into an interim arrangement for 3 calendar months (“the Relevant Period”) with the Company for the ongoing use of the facilities at cost so as the Client can:

a.	Determine if it wishes to purchase or take an assignment of any of the facilities and equipment;
b.	Negotiate an arms-length long term agreement for the provision of the facilities and equipment by the Company; or
c.	Terminate the arrangement between them with respect to the facilities and equipment.

F.	The parties desire to record in writing their agreement as to terms and conditions of the provision of the Services and the facilities and equipment.

NOW THIS DEED WITNESSES AS FOLLOWS:

THE SERVICES
1.	“Commencement Date” means the Effective Date as defined in and determined by the Contract of Sale dated 7 February 2012 between the Company and the Client.

2.
The Company agrees to provide or procure, until termination of this Deed, managerial and administrative services required for the business conducted by the Client and as requested by the Client.  The services include but are not limited to provision and maintenance of staff, all payroll facilities and employee records required by law and by usual accounting procedures, provision of all types of insurance in accordance with prudent business practice and provision of management, legal, financial and accounting advice and services.

3.
In addition to the above the Company shall procure and provide for the Client various services including but not limited to the making available of stationery, furniture, furnishings, floral arrangements, library facilities, reference books, periodicals, transport, secretarial services, telephone answering services, photocopying and duplicating facilities and any other services as may be required from time to time by the Client as and when requested by the Client.

4.
The Company and the Client shall execute any further agreements or documents and do such acts and things as may be reasonably required to record the terms upon which any particular service is provided.

5.
The Client shall pay to the Company in consideration of the services provided hereunder a service fee equal to the aggregate of the cost and expense to the Company of providing the services, facilities and equipment (less any moneys already paid by the Client pursuant to Clause 6 below) and such fee shall be paid by the Client within 21 days from the receipt of the monthly invoice from the Company.  The parties may vary this fee from time to time by mutual written agreement.

6.
THE Company at all times is entitled to request that the Client provide moneys to the Company, on receipt by the Company of an invoice, demand or account or upon notification of a claim or a requirement to make a payment for greater than $1,000.00 in relation to or as a result of the provision or termination of any of the services, facilities or equipment provided to the Client by the Company either prior to or after the Company making that payment.  The Client shall within 14 days after the receipt of such a request pay the moneys required as instructed by the Company.

7.
The Client shall reimburse the Company for the costs and expenses incurred by it but not paid by the Client to date for the provision of the services, facilities and equipment by the Company to the Client within 21 days from the date of the invoice for such amount received from the Company by the Client.

8.
The Client shall indemnify and keep indemnified the Company for all costs, expenses, claims, outgoings, damages and liabilities incurred, resulting or arising directly or indirectly, from the provision or termination of services, facilities and equipment to the Client whether pursuant to this Deed or prior to the execution of this Deed and shall include any breach by the Client of this Deed or any lease agreement or other agreement with the Company or any breach by the Company of any lease or other agreement such breach being caused by, resulting or arising from some act or omission by the Client.  This indemnity shall survive termination of this Deed.

THE FACILITIES AND EQUIPMENT

9.
The Company shall make available to the Client without fee (other than cost recovery fees referred to in clause 10 below) for its exclusive use during the Relevant Period, the facilities and equipment.  During the Relevant Period the Client and the Company will negotiate in good faith to determine if, at the end of the Relevant Period:

9.1.	The Client will purchase or take an assignment of some or all of the facilities and equipment and on what terms;
9.2.	The Client and the Company will enter into a further agreement for the continued use by the Client of the facilities and equipment; and
9.3.	The Client will source its own facilities and equipment.

10.
The Client shall make payment by way of reimbursement to the Company (without markup) for any direct costs (e.g. rental, lease or hire costs) associated with the facilities and equipment that are payable by the Company.  Such request for payment shall be made by invoice either included in an invoice under clause 4 or independent.

11.
The Company shall (subject to the Client’s obligations under clause 12 below) take such steps as are reasonably necessary (where applicable) to ensure that the facilities and equipment remain available for use by the Client in the conduct of the business of the Client throughout the relevant period.

12.	The Client covenants that it has and shall continue to:-

12.1.	at its cost, keep and maintain the items of equipment referred to Annexure 1 in Clause 2 (“the equipment”) in good repair;

12.2.	if applicable, use or permit the use of the Equipment only by properly qualified or licensed personnel;

12.3.	skillfully and properly test the Equipment to ensure it is safe for use and operation;

12.4.	take care of the Equipment in order to prevent damage, loss or destruction to the Equipment;

12.5.
at the expiry of any lease entered into the by Company in respect to an item or items of the Equipment (“Lease”), to deliver that item or items to the Company or to the lessor under the particular Lease, as instructed by the Company;

12.6.	in all respects use and treat the Equipment as though it was the lessee under any applicable Lease;

12.7.
make all necessary payments on request by the Company pursuant to Clause 9 above, required to be made by the lessee under each or any of the Leases on a return to the Equipment or any items of the Equipment by the Client, prior to the expiry of the particular Lease covering that item or items of Equipment.

INVOICING AND LIMIT OF EXPENDITURE

13.
The Company shall provide monthly itemised invoices separating the amount expended over the period and the total liability of the Client to the Company by reference to the items set out in the Cash Flow Model (“Cash Flow Model”) annexed hereto and marked “Annexure 2”.

14.	The Client shall not be liable to any amount for any individual expenditure item exceeding 15% above the amounts set out in the Cash Flow Model

GENERAL MATTERS

15.
If either party breaches in any way this Deed or causes directly or indirectly either party to be in breach of another agreement in relation to the subject matter of this Deed, the non-defaulting party may send a notice of default to the other party requiring the default to be remedied within 14 days from the receipt of the notice.

16.
If the defaulting party does not remedy the default within fourteen (14) days from the receipt of the notice the non-defaulting party may, without prejudice to its rights at law, demand specific performance, terminate the agreement, and/or demand damages.

17.	The defaulting party shall pay the costs of any action taken by the other party as a result of the default.

18.	Either the Company or the Client may terminate this Deed by sixty days prior written notice (“Notice of Termination”).

19.	THIS Deed shall be construed in accordance with the laws of Victoria, Australia.

Executed as a Deed

Signed by
Legend International Holdings Inc by its duly
authorised officer in the presence of:			/s/ J I Gutnick
		Ù	Signature of Authorised Officer

	/s/ P J Lee		J I Gutnick
Ù	Signature of witness	Ù	Full Name of Authorised Officer

	P J Lee		Director
Ù	Name of witness (print)	Ù	Office Held

Executed by
Paradise Phosphate Pty Ltd ACN 154 180 882 on 7/2/2012 by:

	/s/ P J Lee		/s/ J I Gutnick
☐	Secretary	☐	Director

	P J Lee		J I Gutnick
☐	Full name of Secretary	☐	Full name of Director